EXHIBIT 99.1

FOR IMMEDIATE RELEASE

A. Schulman Announces Amendment to Credit Agreement
Timely Covenant Action Provides Company with Additional Financial Flexibility

AKRON, Ohio - October 10, 2017 - A. Schulman, Inc. (Nasdaq: SHLM) announced today that it has successfully completed an amendment to the Company’s credit agreement, providing the Company with additional flexibility in its total net leverage financial covenant, with step-downs reverting to existing levels beginning with the fiscal quarter ended November 30, 2019.

Pursuant to the amendment, the adjustment to the total net leverage covenant applicable to certain of the Company’s lenders is as follows:

Fiscal Quarter Ended	Existing Requirement	New Requirement
November 30, 2017 & February 28, 2018	4.25x	5.00x
May 31, 2018 & August 31, 2018	4.25x	4.75x
November 30, 2018; February 28, 2019; May 31, 2019 & August 31, 2019	4.00x	4.50x
On and after November 30, 2019	4.00x	4.00x

No other changes were requested. Complete information regarding the terms of the amendment can be found on the Company’s Form 8-K filed with the Securities and Exchange Commission today.

“We are pleased to have the continued support of our lenders and appreciate the confidence they maintain in the Company’s future,” said Joseph M. Gingo, chairman, president and chief executive officer. “This timely covenant action provides us with the flexibility we need to continue to invest in our operations, while steadily reducing our debt levels. Since I returned as the Company’s chief executive officer in August 2016, we have systematically reset the business in order to deliver the progressive, long-term shareholder value creation our investors have come to expect from A. Schulman. As a result of those efforts, combined with our additional financial flexibility, I am convinced we are on a recovery path to deliver improving operational and financial performance worldwide.”

About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers’ demanding requirements. The Company’s customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 4,900 people and has 54 manufacturing facilities globally. A. Schulman reported net sales of approximately $2.5 billion for the fiscal year ended August 31, 2016. Additional information about A. Schulman can be found at www.aschulman.com.

Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•
worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets or countries where the Company has operations;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in areas where the Company operates;

•
volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•
effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions and the integration thereof, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•
uncertainties and unanticipated developments regarding contingencies, such as pending and future litigation and other claims, including developments that would require increases in our costs and/or reserves for such contingencies;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products;

•	operating problems with our information systems as a result of system security failures such as viruses, cyber-attacks or other causes;

•	our current debt position could adversely affect our financial health and prevent us from fulfilling our financial obligations; and

•
failure of counterparties to perform under the terms and conditions of contractual arrangements, including suppliers, customers, buyers and sellers of a business and other third parties with which the Company contracts.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

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Contact

Jennifer K. Beeman
Vice President, Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
Email: Jennifer.Beeman@aschulman.com
www.aschulman.com